Exhibit 5.1

OWEN M. NACCARATO, Esq.

Naccarato & Associates

1100 Quail Street, Suite 100

Newport Beach, CA 92660

Office: (949) 851-9261 Facsimile: (949) 851-9262

September 23, 2014

GLOBAL DIGITAL SOLUTIONS, INC.

777 South Flagler Drive, Suite 800 West Tower

West Palm Beach, Florida 33401

Ladies and Gentlemen:

This letter is in reference to the Registration Statement on Form S-1 (the “Registration Statement”) filed by Global Digital Solutions, Inc., a New Jersey corporation (the "Company"), with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended (the “ACT”), for resale by the selling stockholders listed in the prospectus included as part of the Registration Statement (the “Selling Stockholder”) of 32,082,170 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) which consists of: (i) 11,022,170 shares of the Company’s common stock issued or issuable in connection with our acquisition of North American Custom Specialty Vehicles, LLC, (ii) 5,634,000 shares of the Company’s common stock issued to investors in various private placements, (iii) 4,250,000 shares of the Company’s common stock currently issued and outstanding, and 4,250,000 shares issuable upon the conversion of warrants (as defined below) issued in connection with convertible debt, for services, and for investment banking fees, (iv) 2,676,000 shares of the Company’s common stock issued to certain acquisition, investor relations professionals and consultants for acquisition, investor relations and marketing services; and (v) 4,250,000 shares of the Company’s common stock issued for conversion of debt and debt guarantees (the “Notes” as defined below).

In connection with the opinions expressed herein, we have examined such documents and records and considered such legal matters as we have deemed relevant or necessary for the purposes of this opinion, including, without limitation, (i) the Registration Statement; (ii) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (iii) certain resolutions of the board of directors of the Company, relating to the issuance and sale of the Shares, secured convertible promissory notes convertible into a portion of the Shares (the “Notes”), and warrants exercisable for a portion of the Shares (the “Warrants”), (iv) that certain Securities Purchase Agreements by and between the Company and the Selling Stockholders, (the “Purchase Agreement”), and (v) records of meetings and consents of the Board of Directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based on the foregoing, subject to the limitations and qualifications set forth herein, and assuming that the full consideration for each share issuable upon exercise of each Warrant is received by the Company in accordance with the terms of each such Warrant, it is our opinion that the 32,082,170 shares of Common Stock being sold pursuant to the registration statement are duly authorized and will be, when issued in the manner described in the registration, legally and validly issued, fully paid and non-assessable.

We express no opinion as to the effect or application of any laws or regulations other than the New Jersey Uniform Securities Law and the Federal laws of the United States, in each case, as currently in effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Owen Naccarato

Owen Naccarato

Naccarato & Associates